  Exhibit 99.1

Youngevity International Receives Additional Nasdaq Notification Letters Regarding Non-Compliance with Listing Rule 5250(c)(1)

SAN DIEGO, Calif. —August 14, 2020 – Youngevity International, Inc.: (NASDAQ: YGYI) (the “Company”), a leading multi-channel lifestyle company operating in three distinct business segments including a commercial coffee enterprise, commercial hemp enterprise and multi-channel lifestyle company, today announced that on August 12, 2020 it received an additional notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 has not been filed on a timely basis with the Securities and Exchange Commission. As a result of this additional delinquency, the Company must submit to Nasdaq an update its original plan to regain compliance with respect to the filing requirement.

On August 11, 2020, the Company also received an additional notification letter from Nasdaq stating that the staff (the “Staff”) had determined to grant an exception to enable the Company to regain compliance with Nasdaq Listing Rule 5250(c)(1). To comply with the exception, on or before September 28, 2020, the Company must file all delinquent reports, as required by Nasdaq Listing Rule 5250(c)(1). In the event the Company does not satisfy the terms, Staff will provide written notification that its securities will be delisted. At that time, the Company may appeal Staff’s determination to a Nasdaq Hearings Panel.

On April 2 and May 14, 2020, the Staff notified the Company that it did not comply with Nasdaq’s filing requirements set forth in the Rule because it had not filed its Form 10-K for the year ended December 31, 2019 and Form 10-Q for the period ended March 31, 2020, respectively.

The Company’s management is working diligently to complete the Form 10-K, March 31 Form 10-Q and June 30 Form 10-Q and intends to file each report as soon as practicable.

About Youngevity International, Inc.

Youngevity International, Inc. (NASDAQ: YGYI), is a multi-channel lifestyle company operating in 3 distinct business segments including a commercial coffee enterprise, a commercial hemp enterprise, and a multi-vertical omni direct selling enterprise.  The Company features a multi country selling network and has assembled a virtual Main Street of products and services under one corporate entity, YGYI offers products from the six top selling retail categories: health/nutrition, home/family, food/beverage (including coffee), spa/beauty, apparel/jewelry, as well as innovative services. For investor information, please visit YGYI.com. Be sure to like us on Facebook and follow us on Twitter

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and includes statements regarding completion of our Form 10-K and Form 10-Q. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to continue our coffee segment and hemp segment growth, our ability to continue our international growth, our ability to leverage our platform and global infrastructure to drive organic growth, our ability to return to profitability, expand our liquidity, and strengthen our balance sheet, our ability to file our Quarterly Report on Form 10-Q for the period ended March 31, 2020  and Annual Report on Form 10-K for the year ended December 31, 2019 as soon as possible to regain compliance with the NASDAQ requirements  and thereafter maintain compliance with the NASDAQ requirements, the acceptance of the omni-direct approach by our customers, our ability to expand our distribution, our ability to add additional products (whether developed internally or through acquisitions), and the other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts:
Youngevity International, Inc.
Dave Briskie
President and Chief Financial Officer
1 800 982 3189 X6500

Investor Relations
YGYI Investor Relations
investors@ygyi.com